Exhibit 99.1

YUME REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

Redwood City, Calif. – May 13, 2014 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the first quarter ended March 31, 2014. Financial highlights include:

●	Revenue of $37.3 million, an increase of 40% from the first quarter of 2013 (Q1 2013);
●	Gross margin of 45.9%, compared to 45.3% in Q1 2013;
●	Adjusted EBITDA[1] loss of $2.7 million, compared to a loss of $1.6 million in Q1 2013;
●	Net loss of $5.1 million, or $0.16 per diluted share, compared to $3.3 million, or $0.69 per diluted share, in Q1 2013;
●	$58.7 million in cash, cash equivalents and marketable securities as of March 31, 2014.

“With strong financial performance and the launch of our Video Reach programmatic offering, YuMe’s first quarter was a great start to 2014,”  said Jayant Kadambi, Chief Executive Officer of YuMe. “We continue to invest in data sciences and our unique cross-screen capabilities to deliver on the promise of digital video for our TV brand advertisers, and we remain confident in our ability to execute on our 2014 financial objectives.”

Customer highlights for the first quarter of 2014 include:

●	351 advertising customers, an increase of 37% from 256 in Q1 2013;
●	Average revenue per advertising customer of $104,000, an increase of 3% from $101,000 in Q1 2013.

Customer highlights for the twelve month period ended March 31, 2014, include:

●	634 advertising customers, an increase of 27% from 500 for the twelve month period ended March 31, 2013;
●	Average revenue per advertising customer of $234,000, a decrease of 4% from $243,000 for the twelve month period ended March 31, 2013.

Business Outlook:

Today, the Company is providing the following estimates for its key financial measures for the second quarter and full year 2014:

	Q2 2014	FY 2014
Revenue	$40 - $42 million	$190 - $200 million
Adjusted EBITDA	$(4.0) - $(2.0) million	$2.0 - $8.0 million

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

CFO Transition:

YuMe also announced today that Timothy Laehy will step down from his role as Chief Financial Officer, effective May 23. Mr. Laehy has served as YuMe’s CFO for over three years, during which time he built a strong finance organization and helped lead the Company through its IPO.

Mr. Laehy will be succeeded on an interim basis by Tony Carvalho, currently YuMe’s Vice President of Finance. Mr. Carvalho joined YuMe in March 2013 and has held finance leadership positions at a number of technology companies, including Chief Financial Officer at Xoom Corporation, Vice President of Finance/Corporate Controller at PayPal, and Vice President of Finance at ServiceSource. Mr. Carvalho is a certified public accountant and holds a Bachelor’s degree from the University of Mumbai.

“Tim was instrumental in preparing YuMe to become a publicly-traded company, and I appreciate his efforts over the last three years,” said Mr. Kadambi, Chief Executive Officer of YuMe. “Tim put together an experienced finance team to support YuMe’s future growth, and we wish him continued success. I am confident that Tony will succeed in leading the finance team during the CFO search process.”

“After building YuMe’s finance team and leading the Company through its IPO process, the time is right for me to return to my passion and pursue an early-stage growth company opportunity,” Mr. Laehy said. “YuMe has a strong finance team, and I am confident they will continue to perform at a high level to support YuMe’s growth opportunities going forward.”

Conference Call and Webcast Information:

Senior management will host a conference call at 4:30 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 941-1427 or (480) 629-9664. A replay will be available through Tuesday, May 20 at (800) 406-7325 or (303) 590-3030. (Conference ID: 4680477). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. is a leading provider of digital video brand advertising solutions. Its proprietary data-science driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and eleven additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe, Inc. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook”. In some cases, you can identify forward-looking statements by the words “may,” “will,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy; our operating results, including revenue, gross margin, net loss and adjusted EBITDA; market trends; and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2014. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$29,092	$42,626
Marketable securities	21,006	7,295
Accounts receivable, net	59,932	65,493
Prepaid expenses and other current assets	2,981	2,572
Total current assets	113,011	117,986

Marketable securities – long-term	8,631	14,186
Property, equipment and software, net	6,488	6,610
Goodwill	3,902	3,902
Intangible assets, net	1,852	2,049
Restricted cash	292	292
Deposits and other assets	342	362
Total assets	$134,518	$145,387

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,895	$7,722
Accrued digital media property owner costs	12,901	17,359
Accrued liabilities	10,653	12,734
Deferred revenue, current	234	314
Capital leases, current	208	359
Total current liabilities	29,891	38,488

Capital leases, non-current	8	22
Other long-term liabilities	125	139
Deferred tax liability	704	773
Total liabilities	30,728	39,422

Stockholders’ equity:
Common stock	32	32
Additional paid-in-capital	130,583	127,690
Accumulated deficit	(26,746)	(21,677)
Accumulated other comprehensive loss	(79)	(80)
Total stockholders’ equity	103,790	105,965
Total liabilities and stockholders’ equity	$134,518	$145,387

(1)	The condensed consolidated balance sheet as of December 31, 2013 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue	$37,292	$26,612
Cost of revenue(1)	20,184	14,553
Gross profit	17,108	12,059

Operating expenses:
Sales and marketing(1)	15,466	10,217
Research and development(1)	936	1,000
General and administrative(1)	5,622	3,938
Total operating expenses	22,024	15,155

Loss from operations	(4,916)	(3,096)
Interest and other expense:
Interest expense, net	(3)	(19)
Other expense, net	(18)	(192)
Total interest and other expense	(21)	(211)

Loss before income taxes	(4,937)	(3,307)
Income tax expense	(132)	(31)

Net loss	$(5,069)	$(3,338)

Net loss per share:
Basic	$(0.16)	$(0.69)
Diluted	$(0.16)	$(0.69)
Weighted-average shares used to compute net loss per share:
Basic	32,115	4,828
Diluted	32,115	4,828

(1)	Stock-based compensation included above:

	Three Months Ended March 31,
	2014	2013
Cost of revenue	$63	$30
Sales and marketing	563	341
Research and development	48	70
General and administrative	487	204
Total employee stock-based compensation	$1,161	$645

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss	$(5,069)	$(3,338)
Adjustments:
Interest expense	3	19
Income tax expense	132	31
Depreciation and amortization expense	1,099	1,026
Stock-based compensation expense	1,161	645
Total Adjustments	2,395	1,721
Adjusted EBITDA	$(2,674)	$(1,617)